UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2011, as announced in the press release attached as an exhibit to this Form 8-K filing, Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the “Company”) consummated related recapitalization transactions (the “Transactions”) with H.I.G. AERT, LLC, an affiliate of H.I.G. Capital LLC (“H.I.G.”) and with other existing preferred stockholders, pursuant to which, among other things, H.I.G. exchanged $32,620,816 of its secured debt in the Company, including interest accrued through March 17, 2011, for a combination of new debt and equity.  Prior to the consummation of the Transactions, H.I.G. was the sole owner of four distinct obligations representing the Company’s debt: (i) $6,806,656 of principal plus accrued interest owed under that certain Promissory Note, dated July 1, 2009, issued by the Company in favor of H.I.G.; (ii) $13,281,084 of principal plus accrued interest owed under the Adair Country Industrial Authority Solid Waste Recovery Facilities Revenue Bonds issued in 2007; (iii) $10,436,409 of principal plus accrued interest owed under the City of Springdale Arkansas, Industrial Development Refunding Revenue Bonds issued in 2008; and (iv) $2,096,667 of principal plus accrued interest owed under the Secured Promissory Note (“2010 Note”) issued on December 20, 2010.  Items (i)-(iv)) above are collectively referred to herein as the “Prior Debt.”  In addition, prior to the consummation of the Transactions, H.I.G. was the sole owner of 315,273 shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and 1,515,155 Warrants exercisable for shares of the Company’s Class A Common Stock (the “Warrants”).

In connection with the consummation of the Transactions, the Company entered into a Securities Exchange Agreement with H.I.G. (the “Exchange Agreement”), and a Credit Agreement with H.I.G. (the “Credit Agreement”), each dated March 18, 2011.  Pursuant to the Exchange Agreement and the Credit Agreement, in exchange for the Prior Debt and H.I.G. making approximately $6.9 million in additional new capital available to the Company, H.I.G. was issued (i) a Series A Term Note (“Series A Note”) in the aggregate principal amount of $10,000,000, (ii) a Series B Senior Term Note (“Series B Note”, and collectively with the Series A Note, the “Notes”) in the aggregate principal amount of $9,000,000 (or such lesser amount as is actually borrowed thereunder), and (iii) 20,524.149 shares of Series E Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series E Preferred Stock”).  As a result, upon consummation of the Transactions (including the Series D Exchange Agreement described hereunder), H.I.G. holds $17,596,667 outstanding principal amount of senior secured debt of the Company and owns approximately 80% of the outstanding common equity securities of the Company on a fully diluted, as converted basis.  Pursuant to the Exchange Agreement, until such time as H.I.G. no longer owns at least 20% of the Company’s outstanding Common Stock on a fully diluted basis, H.I.G. has the right to purchase securities in any subsequent issuance or sale of securities by the Company in an amount equal to the greater of (i) H.I.G.’s ownership percentage as of the business day prior to its receipt of notice of the proposed issuance or sale by the Company or (ii) 51%.

Pursuant to the Credit Agreement, the Company issued to H.I.G. the Notes, which are secured by a grant of a security interest in all of the Company’s assets in accordance with the terms of a Security Agreement, Patent Security Agreement, Copyright Security Agreement and Trademark Security Agreement, each dated March 18, 2011.  The Series A Note matures six years after the closing of the Transactions (the “Closing”) and, at the Company’s option, either (i) bears cash interest at 8.0% per annum or (ii) bears cash interest at 4.0% per annum, plus a rate of interest equal to 4.0% per annum payable in kind and added to the outstanding principal amount of the Series A Note (with the latter option only being available for the first 24 months following the Closing, after which the Series A Note will bear cash interest at 8.0% per annum). H.I.G. and Liberty Bank of Arkansas (“Liberty”) concurrently entered into an Amended Intercreditor Agreement pursuant to which H.I.G.

has priority vis-a-vis Liberty with respect to its lien on all assets of the Company other than inventory, accounts receivable, deposit accounts, and receipts, revenues, cash and income derived from such inventory and accounts receivable and certain real estate, and Liberty has priority vis-à-vis H.I.G. with respect to its lien on all inventory, accounts receivable, deposit accounts, and receipts, revenues, cash and income derived from such inventory and accounts receivable and certain real estate.

Upon the Closing, H.I.G. converted the $2,000,000 principal amount of the 2010 Note and accrued interest thereon into borrowings under the Series B Note.  In addition, an additional $5,500,000 was funded and drawn under the Series B Note at Closing.  The remaining principal balance is available to be drawn down from time to time in the future upon request by the Company, subject to H.I.G.’s approval in its sole discretion.  The Series B Note matures six years after the Closing and, at the Company’s option, either (i) bears cash interest at 10.0% per annum or (ii) bears cash interest at 4.0% per annum, plus a rate of interest equal 6.0% per annum payable in kind and added to the outstanding principal amount of the Series B Term Note.  The Series B Note ranks pari passu to the Series A Note.

The Credit Agreement contains provisions requiring mandatory payments upon the Notes equal to 50% of the Company’s “Excess Cash Flow” (as defined in the Credit Agreement) and equal to 100% of proceeds from most non-ordinary course asset dispositions, additional debt issuances or equity issuances (subject to certain exceptions in each case or as H.I.G. otherwise agrees), and contains covenant restrictions on the incurrence of additional debt, liens, leases or equity issuances (subject to certain exceptions in each case or as H.I.G. otherwise agrees).

In connection with the execution of the Credit Agreement, Marjorie S. Brooks entered into a Second Amended and Restated Guaranty Agreement in favor of H.I.G., dated March 18, 2011 (the “H.I.G. Guaranty”), pursuant to which Mrs. Brooks agreed to guarantee the Company’s obligations under the Credit Agreement up to a maximum guaranteed amount of $6,000,000 (plus certain potential expenses), replacing a prior guaranty Mrs. Brooks had agreed to with respect to certain of the Prior Debt.  In consideration for Mrs. Brooks entering into the H.I.G. Guaranty and continuing to perform her obligations under a January 16, 2006 Guaranty Agreement, as amended, in favor of Liberty (the “Liberty Guaranty”), the Company entered into a Guaranty Fee Agreement with Mrs. Brooks, dated March 18, 2011 (the “Guaranty Fee Agreement”), pursuant to which the Company agreed to pay to Mrs. Brooks (i) for as long as the Liberty Guaranty remains in effect, a guaranty fee equal to 4.0% per annum multiplied by the average daily balance of the Company’s obligations under its Loan Agreement with Liberty, as amended, for the month in which the fee is calculated, and (ii) for so long as the H.I.G. Guaranty remains in effect, a guaranty fee equal to 4.0% per annum multiplied by the lesser of $6,000,000 and the average daily balance of the Company’s outstanding obligations under the Credit Agreement for the month in which the fee is calculated.  The Company also agreed to pay Mrs. Brooks $313,124 at a later date in full satisfaction of previously accrued and unpaid guaranty fees, subject to the terms and conditions set forth in the Guaranty Fee Agreement.

In addition, pursuant to the Exchange Agreement, the Company issued 20,524.149 shares of newly authorized Series E Preferred Stock to H.I.G. at the Closing.  The Series E Preferred Stock was authorized by the filing of a Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of the Company filed on March 17, 2011 with the Delaware Secretary of State (the “Series E Designation”).  Pursuant to the Series E Designation, holders of the Series E Preferred Stock are entitled to receive per share dividends equal to 6% per annum of the stated value of $1,000 per share of Series E Preferred Stock when declared by the Company’s Board of Directors.  In addition, holders of the Series E Preferred Stock are entitled to participate in any dividends declared on shares of the Company’s Common Stock on an as-converted basis.  Shares of the Series E Preferred Stock and all accrued dividends thereon are convertible at any time at the holder’s election into shares of the Company’s Class A Common Stock (the “Conversion Shares”) at a conversion price of $0.075 per share, subject to customary anti-dilution adjustments.  The Series E Preferred Stock ranks senior to all other equity securities of the Company.  Holders of the Series E Preferred Stock have the right to vote their ownership interests in the Series E Preferred Stock on an as-converted basis.  In addition, holders of the Series E Preferred Stock also have the right to elect four of the Company’s seven directors for as long as there remain outstanding shares of Series E Preferred Stock representing at least 20% of the outstanding shares of Common Stock on an as-converted basis.  If the outstanding shares of Series E Preferred Stock at any time represent less than 20% of the outstanding shares of Common Stock on an as-converted basis, the holders of the Series E Preferred Stock will have the right to elect one of the Company’s seven directors.  The Series E Designation contains customary protective voting provisions and other rights customarily granted to holders of preferred equity securities.

Also, on March 18, 2011, the Company and H.I.G. entered into a Registration Rights Agreement under which, among other things, the Company granted to H.I.G. certain demand and “piggyback” registration rights with regard to its Conversion Shares and Series D Converted Shares.  The Registration Rights Agreement provides for the payment of reasonable expenses in connection with such registrations (including the payment of fees of counsel up to $10,000 for each registration statement) and contains other customary provisions.

On March 16, 2011, the Company’s Board of Directors approved the appointment of Michael Phillips, an affiliate of H.I.G., to the Board, effective as of the Closing, to fill a vacancy. The Company entered into an Indemnity Agreement with Mr. Phillips dated March 18, 2011, entitling Mr. Phillips to indemnification, defense and advancement of expenses by the Company in connection with his service as a director of the Company.

In order to satisfy its obligations under the Exchange Agreement with regard to the reservation of the Conversion Shares, at a meeting of the Company’s stockholders to be held no later than July 15, 2011, the Company is contractually obligated to present for stockholder approval an amendment to the Company’s Certificate of Incorporation to authorize 400,000,000 additional shares of the Company’s Class A Common Stock.  On March 18, 2011, the Company, H.I.G., all of the prior Series D Preferred Stockholders, certain management stockholders and certain other stockholders, including Marjorie S. Brooks, entered into a Voting Agreement undertaking to vote in favor of such increase in authorized capital stock.

On March 18, 2011, immediately prior to the closing under the Exchange Agreement and Credit Agreement, the Company and the holders of the Company’s Series D Preferred Stock consummated the transactions contemplated by a Series D Preferred Stock Exchange Agreement (“Series D Exchange Agreement”), under which 748,772 shares of Series D Preferred Stock and Warrants exercisable for 3,787,880 shares of the Company’s Common Stock were exchanged for 36,313,377 shares of the Company’s Class A Common Stock (the “Series D Converted Shares”), equal to approximately 10% of the outstanding common shares of the Company on a fully diluted basis.

As a condition to Closing, the Company also entered into a Fifteenth Loan Modification Agreement with Liberty, dated March 18, 2011 (the “Liberty Modification Agreement”), pursuant to which Liberty waived certain events of default and rights to demand payment from the date of the Liberty Modification Agreement through November 30, 2011.  In addition, Liberty and the Company extended the maturity date of the Liberty

Loan from March 15, 2011 to March 15, 2012, as well as made amendments to the Amended and Restated Loan Agreement between the Company and Liberty, in order to permit the consummation of the Transactions.

The principal use of proceeds for the new borrowings by the Company under the Credit Agreement were to pay off various trade payables that were significantly in arrears.  The Company applied approximately $3.9 million for purposes of such settlement payments.  In connection with the settlements with existing trade creditors, the Company entered into a Lease Reinstatement, Settlement and Waiver Agreement with Banc of America Leasing & Capital, LLC as successor-in-interest to LaSalle National Leasing Corporation (“Banc of America Leasing”), dated March 17, 2011, pursuant to which the Company agreed to pay Banc of America Leasing an aggregate amount of $549,220.64 to settle litigation and reinstate a principal equipment lease, with such payment representing past rent payments, late fees, legal fees and a non-refundable security deposit under the Lease.

The Company also on March 18, 2011 entered into an Advisory Services Agreement between H.I.G. Capital, LLC, an affiliate of H.I.G., and the Company (the “Advisory Services Agreement”) that provides for an annual monitoring fee between $250,000 and $500,000 (the “Monitoring Fee”) and reimbursement of all other out of pocket fees and expenses incurred by H.I.G. Capital, LLC.  In addition, pursuant to the terms of the Advisory Services Agreement, H.I.G. Capital, LLC will be entitled to a financial advisory fee and a supplemental management fee in connection with any acquisition, disposition or material public or private debt or equity financing of the Company, in each case which has been introduced, arranged, managed and/or negotiated by H.I.G. Capital, LLC or its affiliates.  H.I.G. Capital, LLC was paid a $500,000 transaction fee under the Advisory Services Agreement in connection with the recapitalization.

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to the Series D Exchange Agreement discussed in Item 1.01, the Company also terminated the Series D Preferred Stock Purchase Agreement, the Series D Preferred Stock Registration Rights Agreement and the Warrants issued in connection with the Series D Preferred Stock purchase transaction, and terminated all rights and obligations of the parties thereunder except for any indemnification rights and obligations under the Series D Preferred Stock Registration Rights Agreement.  No early termination penalties were paid or incurred by the Company in connection with such terminations.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01, the Company created material new debt obligations pursuant to the Credit Agreement and Notes in exchange for Prior Debt held by H.I.G. and concurrent new financial loans of approximately $5.5 million.  See the discussion of the Credit Agreement and Notes in Item 1.01 for the material terms of such new debt obligations.

The information contained under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the recapitalization transactions described in Item 1.01, the Company issued (i) 36,313,377 shares of Common Stock to seven existing Series D Preferred Stockholders, including H.I.G., in exchange for

(A) all of the previously outstanding 748,772 shares of Series D Preferred Stock and (B) Warrants exercisable for an aggregate of 3,787,880 shares of Common Stock, and (ii) 20,524.149 shares of Series E Preferred Stock  to H.I.G. in exchange for a portion of the Prior Debt held by H.I.G.  All of such issuances in clauses (i) and (ii) above were done on an unregistered private placement basis pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder and pursuant to the exemption for exchanges with existing stockholders under Section 3(a)(9) of the Securities Act of  1933, as amended.

The information contained under Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

Pursuant to the recapitalization transactions described in Item 1.01, all of the Series D Preferred Stock of the Company was retired and the contractual rights associated with it were extinguished and, pursuant to the Board designation rights conferred upon the Series E Preferred Stock, the rights of holders of Common Stock with respect to the election of directors was materially limited.

The information contained under Item 1.01 above is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Pursuant to the recapitalization transactions described in Item 1.01, H.I.G. acquired Series E Preferred Stock and Series D Converted Shares with the right to vote on an as-converted basis shares representing approximately 78.9% of the voting rights associated with outstanding voting capital stock immediately following the Transactions and with the right under the Series E Designation to designate four out of seven directors, representing a majority of the Board of Directors.  As of the date of this Current Report, Michael Phillips is the only H.I.G. affiliate serving on the Board. However, it is anticipated that new directors will be appointed to the Board in accordance with the Series E Preferred Stock voting rights in the upcoming months.

The information contained under Item 1.01 above is incorporated herein by reference.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2011, Michael Phillips, an affiliate of H.I.G., was appointed to the Board of Directors by vote of the current board to fill a pre-existing vacancy.  Mr. Phillips will also serve on the compensation committee of the Board.  H.I.G, with which Mr. Phillips is affiliated, will be compensated pursuant to the Advisory Services Agreement described in Item 1.01.

The information contained under Item 1.01 above is incorporated herein by reference.

Effective March 21, 2011, Eric Barnes, the Company’s Chief Accounting Officer, who has served in such capacity since 2005, is resigning to take a position with another company.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 1.01, in preparation for the recapitalization transactions, on March 16, 2011, the Board approved the Series E Designation, which was filed with the Delaware Secretary of State on March 17, 2011, as an amendment to the Company’s Certificate of Incorporation.

In connection with the recapitalization, the Company also amended its bylaws to implement the changes to the Board of Directors size, composition and structure contemplated by such Series E Designation.

The information contained under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

4.1	Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock and Registrant filed March 17, 2011

10.1	Securities Exchange Agreement between Registrant and Investors named therein (H.I.G. AERT, L.L.C.) dated March 18, 2011

10.2	Series D Preferred Stock Exchange Agreement between Registrant and Stockholders named therein dated March 18, 2011

10.3	Advisory Services Agreement between Registrant and H.I.G. Capital, L.L.C. dated March 18, 2011

10.4	Voting Agreement by and among Registrant and the persons named therein, dated March 18, 2011

10.5	Indemnity Agreement between the Registrant and Michael Phillips dated March 18, 2011

10.6	Credit Agreement between the Registrant and H.I.G. AERT, L.L.C. as Administrative Agent

10.7	Series A Term Note of Registrant payable to H.I.G. AERT, L.L.C. dated March 18, 2011

10.8	Series B Term Note of Registrant payable to H.I.G. AERT, L.L.C dated March 18.2011

10.9	Security Agreement between Registrant and H.I.G. AERT, L.L.C. as Administrative Agent dated March 18, 2011

10.10	Lease Reinstatement, Settlement and Waiver Agreement between Registrant and Banc of America Leasing & Capital, LLC dated March 17, 2011

10.11	Fifteenth Loan Modification Agreement between Registrant and Liberty Bank of Arkansas dated March 18, 2011

10.12	Registration Rights Agreement between Registrant and H.I.G. AERT, L.L.C.

99.1	Press Release of Registrant announcing the recapitalization transactions issued March 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By: JOE BROOKS
Joe Brooks
Chairman and Chief Executive Officer

Date: March 21, 2011